Exhibit 99.1

GameSquare Sells 25.5% Interest in FaZe Media for $9.5 Million

Transaction follows $11 Million investment from Matt Kalish for 49% interest in FaZe Media, valuing FaZe Media after the sale at approximately $40 million

GameSquare to retain controlling voting interest in FaZe Media, and will continue to consolidate FaZe Media’s financial results in its financial statements

GameSquare continues to own 100% of FaZe Esports, one of the world’s best and most recognized esports organizations

FRISCO, TX / June 18, 2024 / GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announces that it has sold a 25.5% interest in FaZe Media for $9.5 million to an entity controlled by FaZe Media’s CEO FaZe Banks. The sale follows an $11 million investment by Matt Kalish for 49% of FaZe Media that was completed in May 2024. These transactions value FaZe Media at approximately $40 million. GameSquare continues to own 100% of FaZe Esports.

Justin Kenna, CEO of GameSquare stated, “Today’s announcement is a win-win for GameSquare, FaZe Media, and the greater FaZe Clan community. Since completing the acquisition of FaZe Clan in March 2024 our strategy has been focused on reigniting the FaZe brand by returning its founders in a meaningful way. With the support of Matt Kalish and his direct investment in FaZe Media, we structured the new business as a creator-led IP and media company. Today’s announcement solidifies this approach by providing access to a significant stake in the business and aligning FaZe’s founders in the success of the brand.”

FaZe Media is focused on expanding the value of the FaZe brand IP and returning creative control of the brand to its founding leaders who created one of the most influential global internet brands dedicated to gaming, esports and youth audiences. FaZe Media will seek to expand the licensing and sponsorship opportunities for the FaZe brand across many categories, as well as deliver products, merchandise, events and more under the FaZe brand.

Transaction Details:

An entity controlled by FaZe Media’s CEO FaZe Banks acquired a 25.5% interest in FaZe Media from GameSquare at a price of $1.66 per share, for total cash consideration of $9.5 million. GameSquare intends to use the proceeds of the transaction to invest in growth and support working capital requirements. Following the transaction, GameSquare owns 25.5% of FaZe Media, however, the purchaser has the option to acquire up to 3,230,556 additional shares of FaZe Media held by GameSquare at fair market value, but not less than $2 per share. Under the terms of the transaction, GameSquare will retain voting control of the transferred shares for a period of two years, during which FaZe Media will continue to be consolidated into GameSquare’s financial statements.

GameSquare will continue to provide certain corporate and agency services to FaZe Media as part of the agreement.

FaZe Media had revenue of $30.0 million for the twelve months ended March 31, 2024.

FaZe Esports

GameSquare will continue to own 100% of FaZe Esports. FaZe Esports is one of the world’s most recognized esports organizations and is currently the number one globally ranked Counter-Strike team. GameSquare is focused on replicating a proven esports growth strategy that saw it successfully increase the annual sales of its prior esports team by over 220% from 2021 to 2023. FaZe Esports is an important strategy the Company is pursuing supported by continued growth across the gaming industry and GameSquare’s esports experience and capabilities.

FaZe Esports had revenue of $11.3 million for the twelve months ended March 31, 2024.

Mr. Kenna, continued, “Retaining ownership in FaZe Media demonstrates our belief in the value of the FaZe brand and commitment to FaZe Banks’ vision. It allows us to share in the upside growth potential of FaZe Media, while dedicating more resources to our proven esports growth strategy. After growing our prior esports team by over 220% in just two years and unlocking this investment earlier in 2024, we now own 100% of FaZe Esports, the largest esports brand in the world. In addition, according to our wholly owned data analytics platform, Stream Hatchet, esports viewership was the only live streaming category that grew in 2023. As a result, we believe strong industry fundamentals, combined with owning the number 1 esports team, and our track record of building a high-performing and profitable esports organization will create lasting value for GameSquare.”

Recent Transactions

Since the Company’s inception in 2020, GameSquare has followed a two-pronged growth strategy focused on growing revenue organically by helping global brands reach esports, gaming, and youth audiences, and by pursuing acquisitions that add capabilities, increase scale, unlock cost savings, empower fans and creators, and drive value for shareholders.

As part of GameSquare’s acquisition strategy and focus on profitability, GameSquare has divested certain non-core assets aimed at streamlining its business, adding non-dilutive capital, and prioritizing the Company’s high-growth, high margin media, technology and esports assets. As a result, GameSquare has completed the following transactions and asset sales:

●	In December 2023, sold non-core radio business assets for $3.4 million at a valuation of approximately 1.8x trailing 12-month revenue
●	In March 2024, sold Complexity Gaming for total consideration of $10.4 million at a valuation of approximately 1.0x trailing 12-month revenue
●	In May 2024, closed an $11 million investment into FaZe Media from Matt Kalish funding FaZe Media’s business and adding a proven, strategic investor
●	In June 2024, sold non-core content management software (“CMS”) and PR distribution assets for a total consideration of $2.2 million at a valuation of approximately 1.4x trailing 12-month revenue

●	In June 2024, sold a 25.5% interest in FaZe Media for $9.5 million, valuing the organization at approximately $40 million

Mr. Kenna concluded, “We are focused on optimizing our business model to create a best-in-class platform of media, technology and esports assets that help brands reach esports, gaming and youth audiences. I am pleased with the progress we have made over the past seven months, as we have added over $36 million in non-dilutive capital, refined our business, and positioned the Company for long-term growth. In addition, at June 17, 2024, GameSquare had a market capitalization of $32.5 million, which is approximately 0.34x of our proforma revenue* for the twelve months ended March 31, 2024. The valuation of FaZe Media and its upside growth potential, combined with recent non-core asset sales at valuations above GameSquare, demonstrates our desire to opportunistically unlock value, add non-dilutive capital, and position the Company for long-term success.”

*Proforma revenue for the twelve months ended March 31, 2024, excludes Complexity revenue and includes FaZe Clan revenue.

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With an audience reach of 1 billion digitally native consumers across our media network and roster of creators, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s and FaZe Media’s future performance, revenue, growth and profitability; and the Company’s and FaZe Media’s ability to execute their business plans.. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s and FaZe Media’s ability to grow their business and being able to execute on their business plans, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties including impact of the COVID-19 pandemic and any variants. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com